Exhibit 99.1

USCF Funds Trust
United States 3x Oil Fund
Monthly Account Statement
For the Month Ended November 30, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(5,752,855)
Unrealized Gain (Loss) on Market Value of Futures	(860,635)
Dividend Income	1,862
Interest Income	8,277
ETF Transaction Fees	3,016
Total Income (Loss)	$(6,600,335)

Expenses
Sponsor Management Fees	$6,410
Brokerage Commissions	5,256
Total Expenses	$11,666
Net Income (Loss)	$(6,612,001)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 11/1/18	$8,440,363
Additions (300,000 Shares)	9,300,047
Net Income (Loss)	(6,612,001)

Net Asset Value End of Month	$11,128,409
Net Asset Value Per Share (450,040 Shares)	$24.73

To the Shareholders of United States 3x Oil Fund:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, Sponsor of United States 3x Oil Fund

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596

USCF Funds Trust
United States 3x Short Oil Fund
Monthly Account Statement
For the Month Ended November 30, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$777,225
Unrealized Gain (Loss) on Market Value of Futures	501,615
Dividend Income	504
Interest Income	1,620
Total Income (Loss)	$1,280,964

Expenses
Sponsor Management Fees	$1,617
Brokerage Commissions	1,136
Total Expenses	$2,753
Net Income (Loss)	$1,278,211

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 11/1/18	$1,411,018
Net Income (Loss)	1,278,211

Net Asset Value End of Month	$2,689,229
Net Asset Value Per Share (250,040 Shares)	$10.76

To the Shareholders of United States 3x Short Oil Fund:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, Sponsor of United States 3x Short Oil Fund

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596

USCF Funds Trust
Monthly Account Statement
For the Month Ended November 30, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(4,975,630)
Unrealized Gain (Loss) on Market Value of Futures	(359,020)
Dividend Income	2,366
Interest Income	9,897
ETF Transaction Fees	3,016
Total Income (Loss)	$(5,319,371)

Expenses
Sponsor Management Fees	$8,027
Brokerage Commissions	6,392
Total Expenses	$14,419
Net Income (Loss)	$(5,333,790)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 11/1/18	$9,851,381
Additions (300,000 Shares)	9,300,047
Net Income (Loss)	(5,333,790)

Net Asset Value End of Month	$13,817,638

To the Shareholders of USCF Funds Trust:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, Sponsor of USCF Funds Trust

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596